Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144766 on Form S-8 of our report dated June 27, 2023, relating to the financial statements and supplemental schedule of the Umpqua Bank 401(k) and Profit Sharing Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
June 27, 2023